Exhibit 4.2
                                                                -----------

THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND/OR SUCH LAWS OR, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.


                                   WARRANT
                          TO PURCHASE COMMON STOCK
                                     OF
                             PARLEX CORPORATION

                          (void after May 7, 2007)


No. W-[_]                                    Number of Shares:
                                             (subject to adjustment)

      THIS CERTIFIES THAT, for value received, ___________ or registered assigns (the "Holder"), from and after the Commencement Date (as defined below), and subject to the terms and conditions herein set forth, is entitled to purchase from Parlex Corporation, a Massachusetts corporation (the "Company"), at any time before 5:00 p.m. Boston time on May 7, 2007 (the "Termination Date"), _____________ (_____) shares (the "Warrant Shares") of the Company's common stock, $0.10 par value per share (the "Common Stock"), at a price per share equal to the Warrant Price (as defined below) upon exercise of this Warrant pursuant to Section 5 hereof. The number of Warrant Shares is subject to adjustment under Section 2.

1. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

      (a)   "Commencement Date" means November 8, 2004.

      (b)   "Issuance Date" means May 7, 2004.

      (c) "Offering Warrants" shall have the meaning ascribed to the term in Section 8.

      (d) "Person" means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

      (e) "Purchase Agreement" means that certain Stock and Warrant Purchase Agreement dated as of the Issuance Date between the Company and the initial Holder of this Warrant.

      (f) "Warrant Price" means $8.00 per share, subject to adjustment under Section 2.

2. Adjustments and Notices. The Warrant Price and/or the Warrant Shares shall be subject to adjustment from time to time in accordance with this
Section 2. The Warrant Price and/or the Warrant Shares shall be adjusted to reflect all of the following events that occur on or after the Issuance Date.

      (a) Subdivision, Stock Dividends or Combinations. In case the Company shall at any time subdivide the outstanding shares of the Common Stock or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased. In case the Company shall at any time combine the outstanding shares of the Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased. In each of the foregoing cases, the adjustment shall be effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

      (b) Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than shares of the Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 2(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

      (c) Reorganization, Merger, etc. In case of any merger or consolidation of the Company into or with another corporation where the Company is not the surviving corporation, or sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition to closing any such reorganization, merger or sale, duly execute and deliver to the Holder hereof a new warrant so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise or conversion of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property that would have been receivable upon such reorganization, merger or sale by the Holder with respect to the Warrant Shares if this Warrant had been exercised immediately before the consummation of such transaction. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this subparagraph (c) shall similarly apply to successive transactions of the type described in this subparagraph (c).

      (d) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall cause its Principal Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

      (e) No Impairment. The Company shall not, by amendment of its charter, by-laws or other organizational documents, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Section 2 against impairment.

      (f) Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

3. No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

4. Reservation of Stock. The Company will reserve from its authorized and unissued stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares issuable upon the exercise of this Warrant.

5. Exercise of Warrant. While this Warrant remains outstanding and exercisable in accordance with Section 1 hereof, the purchase rights hereby represented may be exercised in whole or in part at any time, and from time to time, at the election of the Holder by the tender of the Notice of Exercise substantially in the form attached hereto as Exhibit A and the surrender of this Warrant at the principal office of the Company and:

      (a) by the payment to the Company in cash, by check, cancellation of indebtedness or other form of payment acceptable to the Company, of an amount equal to the aggregate Warrant Price multiplied by the number of Warrant Shares then being purchased; or

      (b)   in lieu of paying the Warrant Price in the method set forth in
Section 5(a), the Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with an executed Notice of Exercise, in substantially the form attached hereto, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

                                    Y (A - B)
                                X = ---------
                                        A

      Where:      X =   The number of Warrant Shares to be issued to the
                        Holder pursuant to this net exercise;

                  Y = The number of Warrant Shares in respect of which the net exercise election under this Section 5(b) is made;

                  A = The fair market value of one Warrant Share at the time the net issue election is made; and

                  B =   The Warrant Price.

For purposes of this Section 5(b), the fair market value of a Warrant Share as of a particular date shall be determined by the Company's Board of Directors in its reasonable discretion.

6. Automatic Exercise. If the Closing Price of the Common Stock of the Company shall exceed one hundred fifty percent (150%) of the Warrant Price for twenty (20) consecutive Trading Days then the Warrants shall be deemed exercised without further action by the Holder pursuant to the net issuance feature contained in Section 5(b) above.

      (a) As used herein, "Trading Day" shall mean each day on which the primary securities exchange or quotation system or over-the-counter market on which the Company's Common Stock is listed or otherwise available for trading is open for trading or quotation; and "Closing Price" of a single share of Common Stock on any Trading Day shall mean the closing sale price per share for the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices) on such Trading Day on the principal United States national securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national securities exchange, as reported by the Nasdaq, or, if the Common Stock is not listed on the Nasdaq, the principal United States regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States regional stock exchange, as reported by the principal over-the-counter market on which the Common Stock is traded, including the Over the Counter Bulletin Board or the National Quotation Service Bureau (commonly knows as the "Pink Sheets") or successor markets.

      (b) All Holders will be given written notice within ten (10) days of the date of automatic exercise of all such Warrants pursuant to this
Section 6. Such notice will be sent by first class or registered mail, postage prepaid, to each Holder at such Holder's address last shown on the records of the transfer agent for the Warrant (or the records of the Company, if it serves as its own transfer agent). Within ten (10) days of receipt of such notice of automatic exercise, each Holder shall surrender his or its Warrant to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of Warrant Shares to which such Holder is entitled pursuant to this Section 6. On the date of automatic exercise, all rights with respect to the Warrants so exercised will terminate, except only the rights of the Holders thereof, upon surrender of their Warrants therefor, to receive certificates for the Warrant Shares represented by such Warrant. If so required by the Company, Warrants surrendered for exercise shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Company, duly authorized in writing. As soon as practicable after the date of such automatic exercise and the surrender of the Warrants, the Company shall cause to be issued and delivered to such Holder, or on his or its written order, a certificate or certificates for the number of full Warrant Shares issuable on such exercise in accordance with the provisions hereof and cash as provided in Section 2(f) in respect of any fraction of a Warrant Share otherwise issuable upon such exercise.

      (c) All Warrants which are required to be surrendered for exercise in accordance with the provisions hereof shall, from and after the date such Warrants are so required to be surrendered, be deemed to have been retired and cancelled and the Warrant Shares represented thereby issued for all purposes, notwithstanding the failure of the Holder or Holders thereof to surrender such Warrants on or prior to such date.

7. Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof as a whole or in part, provided:

      (a) that the transferor provides, at the Company's request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Securities Act;

      (b) that the transferor provides the Company with written notice of such transfer prior to its occurrence; and

      (c) that if after such transfer there will be two or more such Warrants (due to the Warrant having been transferred in part and not in whole), that all persons holding a Warrant covering shares that were covered by the original Warrant must agree in writing with each other that none of them will exercise unless all of them exercise simultaneously.

8. Legends. Upon issuance, the certificate or certificates evidencing any Warrant Shares shall bear legends as set forth in the Purchase Agreement.

9. Purchase Agreement. This Warrant is one of a number of warrants (the "Offering Warrants") issued pursuant to the Purchase Agreement pursuant to which the Holder and certain of its successors and assigns have been granted registration rights and other rights. This Warrant and the Warrant Shares shall be entitled to the rights conferred thereon under the Purchase Agreement, including without limitation the registration rights provided in
Section 7 thereof.

10. Termination. This Warrant shall terminate at 5:00 p.m. Boston time on the Termination Date.

11. Miscellaneous. This Warrant shall be governed by the laws of the State of Massachusetts, as such laws are applied to contracts to be entered into and performed entirely in Massachusetts by Massachusetts residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and (a) holders of Offering Warrants exercisable for a majority of the Warrant Shares issuable upon exercise of the then outstanding Offering Warrants, provided that such change or waiver does not adversely affect the Holder without adversely affecting all holders of Offering Warrants in a similar manner or (b) the Holder. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.


ISSUED:  May 7, 2004


PARLEX CORPORATION


By:
    -------------------------------

Name: Jonathan R. Kosheff

Title: Chief Financial Officer

                                                               Attachment 1
                                                               ------------


NOTICE OF EXERCISE

TO:   PARLEX CORPORATION


      The undersigned hereby elects to [check applicable subsection]:

______      (a)   Purchase __________ Warrant Shares (as defined in the
                  attached Warrant) of Parlex Corporation, pursuant to the terms of the attached Warrant, and payment of the Warrant
                  Price per Warrant Share required under such Warrant accompanies this notice;

            OR

______      (b)   Exercise the attached Warrant for __________ Warrant
                  Shares purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

      The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.


               _______________________________________________
               (Name in which certificate(s) are to be issued)


               _______________________________________________
                                  (Address)



                                       ___________________________________
                                              (Name of Warrant Holder)

                                       By: _______________________________

                                       Title: ____________________________

                                       Date signed: ______________________